Exhibit 5.1

To Call Writer Directly: +1 713 836 3600	609 Main Street, Suite 4700 Houston, TX 77002 United States www.kirkland.com	Facsimile: +1 713 836 3601

May 7, 2020

Atlas Technical Consultants, Inc.

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to:

1.	The issuance by the Company of (i) up to 20,000,000 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), issuable upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in the Company’s initial public offering (the “IPO”) and (iii) up to 3,750,000 shares of Class A common stock issuable upon the exercise of warrants originally sold both by themselves and as part of units to Boxwood Sponsor LLC (the “Sponsor”) in private placements that closed concurrently with the IPO (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants,” and the shares of Class A common stock issuable upon exercise of the Warrants, the “Warrant Exercise Shares”); and
2.	The offer and sale, from time to time, by selling securityholders named in the Registration Statement of (i) 3,750,000 Private Placement Warrants and (ii) 27,780,345 shares of Class A common stock, 3,805,977 (the “Secondary Shares”) of which represent shares of Class A common stock held by certain selling securityholders named in the Registration Statement and 23,974,368 (the “Exchange Shares”) of which represent shares of Class A common stock that may be issued from time to time, pursuant to the amended and restated limited liability company agreement of Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company (“Holdings”), dated February 14, 2020 (the “LLC Agreement”), to certain members of Holdings, that own units in Holdings (“Holdings Units”), upon exchange of such members’ Holdings Units, together with an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Security Holders.”

Beijing Boston Chicago Dallas Hong Kong London Los Angeles Munich New York Palo Alto Paris San Francisco Shanghai Washington, D.C.

Atlas Technical Consultants, Inc.

May 7, 2020

The securities described in the foregoing clauses (1) and (2) are collectively referred to herein as the “Securities.”

In reaching the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) corporate and organizational documents of the Company, (iii) certain resolutions adopted by the board of directors of the Company and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

1.	The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

2.	If applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

Atlas Technical Consultants, Inc.

May 7, 2020

3.	All Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement; and

4.

At the time of issuance of any Warrant Exercise Shares or Exchange Shares, (i) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (ii) the Company will have the necessary organizational power and authority to issue the Warrant Exercise Shares or Exchange Shares, as applicable, and (iii) the Company will have made available for issuance such number of Warrant Exercise Shares or Exchange Shares, as applicable.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
2.	The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
3.	The Secondary Shares are validly issued, fully paid and non-assessable.
4.	The Exchange Shares issuable upon the redemption or exchange of an equal number of Holdings Units, when issued and delivered in accordance with the terms of the LLC Agreement and the Company’s second amended and restated certificate of incorporation, will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Atlas Technical Consultants, Inc.

May 7, 2020

This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely, /s/ KIRKLAND & ELLIS LLP KIRKLAND & ELLIS LLP